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As filed with the Securities and Exchange Commission on September 8, 2015

File No. 001-37393

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	47-3110748 (I.R.S. Employer Identification No.)
13320 Ballantyne Corporate Place Charlotte, NC (Address of principal executive offices)	28277 (Zip code)

(704) 752-4486
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 Par Value	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        The information required by the following Form 10 Registration Statement items is contained in the sections of the Information Statement filed as Exhibit 99.1 to this Form 10 Registration Statement (the "Information Statement") that we identify below, each of which we incorporate in this report by reference:

Item 1.    Business

        The information required by this item is contained under the sections "Summary," "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Relationships and Related Party Transactions" and "Where You Can Find More Information" of the Information Statement.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the Information Statement.

Item 2.    Financial Information

        The information required by this item is contained under the sections "Summary," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Capital Stock" of the Information Statement.

Item 3.    Properties

        The information required by this item is contained under the section "Business—Properties" of the Information Statement.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement.

Item 5.    Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the Information Statement.

Item 6.    Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the Information Statement.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Management," "Executive Compensation" and "Certain Relationships and Related Party Transactions" of the Information Statement.

Item 8.    Legal Proceedings

        The information required by this item is contained under the section "Business—Legal Matters" of the Information Statement.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Spin-Off," "Dividend Policy," "Executive Compensation" and "Description of Capital Stock" of the Information Statement.

Item 10.    Recent Sales of Unregistered Securities

        The information required by this item is contained under the section "Description of Material Indebtedness and Other Financing Arrangements" and "Description of Capital Stock" of the Information Statement.

Item 11.    Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement.

Item 12.    Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Capital Stock—Liability and Indemnification of Directors and Officers" of the Information Statement.

Item 13.    Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and "Index to Combined Financial Statements" of the Information Statement.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15.    Financial Statements and Exhibits

(a)   Financial Statements

        The information required by this item is contained under the section "Index to Combined Financial Statements" beginning on page F-1 of the Information Statement.

(b)   Exhibits

        We are filing the following documents as exhibits to this registration statement:

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement between SPX FLOW, Inc. and SPX Corporation.*
3.1	Form of Amended and Restated Certificate of Incorporation of SPX FLOW, Inc.*

Exhibit No.	Description
3.2	Form of Amended and Restated By-Laws of SPX FLOW, Inc.*
4.1
Indenture, dated as of August 16, 2010 between SPX Corporation, the Initial Subsidiary Guarantors (as defined therein), and U.S. Bank National Association, as trustee, incorporated herein by reference from the SPX Corporation Current Report on Form 8-K filed on August 17, 2010 (file no. 1-6948).
4.2
First Supplemental Indenture, dated as of January 23 2014, among SPX Corporation, the Additional Guarantors (as defined therein), and U.S. Bank National Association, as Trustee, to the Indenture dated as of August 16, 2010, incorporated herein by reference from the SPX Corporation Current Report on Form 8-K filed on January 24, 2014 (file no. 1-6948).
4.3
Second Supplemental Indenture, dated as of November 7, 2014, among SPX Corporation, the Subsidiary Guarantors (as defined therein), and U.S. Bank National Association, as Trustee, to the Indenture, dated as of August 16, 2010, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on November 10, 2014 (file no. 1-6948).
10.1	Form of Transition Services Agreement between SPX FLOW, Inc. and SPX Corporation.*
10.2	Form of Tax Matters Agreement between SPX FLOW, Inc. and SPX Corporation.*
10.3	Form of Employee Matters Agreement between SPX FLOW, Inc. and SPX Corporation.*
10.4	Form of Trademark License Agreement between SPX FLOW, Inc. and SPX Corporation.*
‡10.5	Form of SPX FLOW Supplemental Retirement Plan for Top Management.*
‡10.6	Form of Assignment and Assumption of and Amendment to Employment Agreement.*
‡10.7	Form of Assignment and Assumption of and Amendment to Change of Control Agreement.*
‡10.8	Form of SPX FLOW Life Insurance Plan for Key Managers.*
‡10.9	Form of SPX FLOW Supplemental Retirement Savings Plan.*
‡10.10	Form of SPX FLOW Stock Compensation Plan.*
‡10.11	Form of SPX FLOW Stock Option Award Agreement.*
‡10.12	Form of SPX FLOW Restricted Stock Unit Award Agreement.*
‡10.13	Form of SPX FLOW Restricted Stock Award Agreement.*
‡10.14	Form of SPX FLOW Executive Long-Term Disability Plan.*
‡10.15	Form of SPX FLOW Executive Annual Bonus Plan.*
‡10.16	SPX Corporation Executive Long-Term Disability Plan, incorporated herein by reference from the SPX Corporation Current Report on Form 8-K filed on December 19, 2005 (file no. 1-6948).
‡10.17
Form of SPX Corporation Confidentiality and Non-Competition Agreement for Executive Officers, incorporated herein by reference from the SPX Corporation Current Report on Form 8-K filed on October 6, 2006 (file no. 1-6948).
‡10.18
SPX Corporation Supplemental Retirement Savings Plan, as Amended and Restated May 31, 2008, incorporated herein by reference from the SPX Corporation Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 (file no. 1-6948).

Exhibit No.	Description
‡10.19	SPX Corporation Supplemental Individual Account Retirement Plan, as amended and restated December 31, 2008, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.20
Amended and Restated Employment Agreement between SPX Corporation and Christopher J. Kearney, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.21
Amended and Restated Employment Agreement between SPX Corporation and Robert B. Foreman, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.22
Amended and Restated Employment Agreement between SPX Corporation and David A. Kowalski, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.23
Amended and Restated Executive Change of Control Agreement between SPX Corporation and Christopher J. Kearney, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.24
Amended and Restated Executive Change of Control Agreement between SPX Corporation and Robert B. Foreman, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.25
Amended and Restated Executive Change of Control Agreement between SPX Corporation and David A. Kowalski, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2008 (file no. 1-6948).
‡10.26
SPX Corporation Supplemental Retirement Plan for Top Management, as amended and restated April 22, 2009, incorporated herein by reference to the SPX Corporation Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (file no. 1-6948).
‡10.27
Employment Agreement between SPX Corporation and Jeremy W. Smeltser, incorporated herein by reference to the SPX Corporation Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (file no. 1-6948).
‡10.28
Employment Agreement between SPX Corporation and J. Michael Whitted, incorporated herein by reference to SPX Corporation's Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (file no. 1-6948).
‡10.29
Change of Control Agreement between SPX Corporation and Jeremy W. Smeltser, incorporated herein by reference to SPX Corporation's Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (file no. 1-6948).
‡10.30
Change of Control Agreement between SPX Corporation and J. Michael Whitted, incorporated herein by reference to SPX Corporation's Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (file no. 1-6948).
‡10.31
Amendment to Change of Control Agreement between SPX Corporation and J. Michael Whitted, incorporated herein by reference to SPX Corporation's Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (file no. 1-6948).
10.32
Share Purchase Agreement relating to the sale and purchase of the whole of the issued share capital of Clyde Union (Holdings), dated August 24, 2011, incorporated herein by reference from SPX Corporation's Quarterly Report on Form 10-Q for the quarter ended October 1, 2011 (file no. 1-6948).

Exhibit No.	Description
10.33	Deed of Amendment to the Share Purchase Agreement relating to the sale and purchase of the whole of the issued share capital of Clyde Union (Holdings), dated November 1, 2011, incorporated herein by reference from SPX Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 (file no. 1-6948).
10.34
Deed of Amendment to the Share Purchase Agreement relating to the sale and purchase of the whole of the issued share capital of Clyde Union (Holdings), dated December 22, 2011 incorporated herein by reference from SPX Corporation's Quarterly Report on Form 10-Q for the quarter ended October 1, 2011 (file no. 1-6948).
‡10.35
Change of Control Agreement between Christopher J. Kearney and SPX Corporation, as amended and restated December 2, 2013, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on December 5, 2013 (file no. 1-6948).
‡10.36
Change of Control Agreement between Jeremy W. Smeltser and SPX Corporation, as amended and restated December 2, 2013, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on December 5, 2013 (file no. 1-6948).
‡10.37
Change of Control Agreement between Robert B. Foreman and SPX Corporation, as amended and restated December 2, 2013, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on December 5, 2013 (file no. 1-6948).
‡10.38
Change of Control Agreement between David A. Kowalski and SPX Corporation, as amended and restated December 2, 2013, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on December 5, 2013 (file no. 1-6948).
‡10.39
Change of Control Agreement between J. Michael Whitted and SPX Corporation, as amended and restated December 2, 2013, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on December 5, 2013 (file no. 1-6948).
‡10.40
Form of Waiver of Certain Employment Agreement Provisions by each of Christopher J. Kearney, Jeremy W. Smeltser, Robert B. Foreman, David A. Kowalski, Kevin L. Lilly, and J. Michael Whitted, dated December 2, 2013, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on December 5, 2013 (file no. 1-6948).
‡10.41
Form of Change of Control Agreement between each of Eugene J. Lowe III, Marc G. Michael, Anthony A. Renzi, Stephen A. Tsoris, Belinda G. Hyde, Kevin J. Eamigh and David J. Wilson, and SPX Corporation, incorporated herein by reference from the SPX Corporation Annual Report on Form 10-K for the year ended December 31, 2014 (file no. 1-6948).
10.42
Credit Agreement, dated as of September 1, 2015, among SPX FLOW, Inc., the Foreign Subsidiary Borrowers party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and the other agents and lenders party thereto, incorporated herein by reference from SPX Corporation's Current Report on Form 8-K filed on September 1, 2015 (file no. 1-6948).
21.1	List of subsidiaries of SPX FLOW, Inc.*
99.1	Preliminary Information Statement of SPX FLOW, Inc., subject to completion, dated September 8, 2015.

*
Previously filed.

‡
Denotes management contract or compensatory plan or arrangement.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SPX FLOW, INC.
By:	/s/ JEREMY W. SMELTSER Jeremy W. Smeltser President SPX FLOW, Inc.

Date: September 8, 2015

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions, and Director Independence
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Directors and Officers
  Item 13. Financial Statements and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURES